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                                                                      Exhibit 23

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 4, 1998 appearing on page 29 of Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1997.

1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.
2.   Form S-8, Registration No. 33-44224, filed November 27, 1991.
3.   Form S-8, Registration No. 33-45334, filed January 27, 1992.
4.   Form S-8, Registration No. 33-45335, filed January 27, 1992.
5.   Form S-8, Registration No. 33-45336, filed January 27, 1992.
6. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-45334, filed June 26, 1992.
7.   Form S-8, Registration No. 33-67910, filed August 26, 1993.
8.   Form S-8, Registration No. 33-54339, filed June 28, 1994.
9.   Form S-8, Registration No. 33-54431, filed July 1, 1994.
10.  Form S-3, Registration No. 333-03223, filed May 7, 1996.
11.  Form S-3, Registration No. 333-10289, filed August 15, 1996.
12.  Form S-3, Registration No. 333-15603, filed November 16, 1996.
13.  Form S-3, Registration No. 333-16541, filed November 21, 1996.
14.  Form S-3, Registration No. 333-24055, filed March 27, 1997.
15.  Form S-3, Registration No. 333-27743, filed May 23, 1997.
16.  Form S-3, Registration No. 333-27723, filed May 23, 1997.
17.  Form S-3, Registration No. 333-29097, filed June 13, 1997.
18.  Form S-3, Registration No. 333-30893, filed July 8, 1997.
19.  Form S-3, Registration No. 333-31647, filed July 21, 1997.
20.  Form S-3, Registration No. 333-42657, filed December 19, 1997.
21.  Form S-3, Registration No. 333-45427, filed February 2, 1998.


PRICE WATERHOUSE LLP

St. Louis, Missouri
March 30, 1998